Exhibit 99.1
                                  ------------

                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

               December 31, 2000 and 1999, and for the year ended
                   December 31, 2000 and the four months ended
               December 31, 1999 with Independent Auditors' Report

                              Financial Statements
                            and Supplemental Schedule

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                     December 31, 2000 and 1999, and for the
                      year ended December 31, 2000 and the
                       four months ended December 31,1999



                                Table of Contents

Independent Auditors' Report..................................................1

Audited Financial Statements

Statement of Net Assets Available for Benefits................................2
Statement of Changes in Net Assets Available for Benefits...................3-4
Notes to Financial Statements...............................................5-8


Supplemental Schedules

Schedule H, Part IV, 4i - Schedule of Assets Held for Investment Purposes..9-10
Schedule H, Part IV, 4j - Schedule of Reportable Transactions.............11-12

                          INDEPENDENT AUDITORS' REPORT

Amcast Industrial Corporation
401(k) Salary Deferral Plan

We have audited the accompanying statement of net assets available for benefits of Amcast Industrial Corporation 401(k) Salary Deferral Plan as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000 and the four months ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2000 and 1999, and the changes in its net assets available for benefits for the year ended December 31, 2000 and the four months ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 2000 and 1999 is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                     /s/ Battelle & Battelle LLP

June 8, 2001
Dayton, Ohio

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                 Statement of Net Assets Available for Benefits



                                                          December 31
                                                     ------------------------
                                                        2000           1999
                                                     ---------      ---------
Assets
Cash                                               $     4,314   $    122,414

Investments, at fair value
   Shares of registered investment companies        23,381,886     23,387,460
   Common/collective trust fund                      9,814,763      9,778,655
   Amcast Industrial Corporation common stock        4,187,570      4,558,183
   Loans to participants                             1,491,459      1,389,767
                                                    -----------    ----------
                                                    38,875,678     39,114,065


Receivables
   Interest and dividend income                          4,705          3,679
   Employer contributions                               26,830         18,692
   Participant contributions                           125,491        107,087
                                                   -----------    -----------
                                                       157,026        129,458

Net assets available for benefits                 $ 39,037,018   $ 39,365,937
                                                  ============   ============


See accompanying notes.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2000

                                                              Fund Information
                                  -----------------------------------------------------------------------
                                     Amcast      T. Rowe      T. Rowe     T. Rowe     T. Rowe    T. Rowe
                                   Industrial     Price        Price       Price       Price      Price
                                   Corporation    Stable    International   New         New       Equity
                                     Common       Value        Stock      Horizons    Income    Index 500
                                      Stock        Fund        Fund         Fund       Fund        Fund
                                  ------------------------------------------------------------------------
    Additions
      Investment income
       Interest and dividends        $ 212,776   $ 574,222     $ 64,554   $ 171,234   $ 78,782   $ 107,398
       Net depreciation
         (appreciation) in fair
         value of investments       (1,861,188)          -     (203,576)   (254,253)    48,889    (823,980)
      Contributions
       Participant                     310,786     593,515      152,737     329,295    218,636     908,293
       Employer                        598,162           -            -           -          -           -

      Transfer from other Company
         sponsored plan                              6,073
                                  ------------------------------------------------------------------------
                                      (739,464)  1,173,810       13,715     246,276    346,307     191,711

    Deductions
      Benefit payments                (252,651)   (995,751)     (84,075)   (113,607)  (236,229)   (915,527)

    Interfund transfers                631,726    (141,272)     399,378     788,818   (116,737)   (402,395)

                                  ------------------------------------------------------------------------
    Net increase (decrease)           (360,389)     36,787      329,018     921,487     (6,659) (1,126,211)

    Net assets available for
      benefits, December 31, 1999    4,584,750   9,801,712      442,814     471,409  1,270,326   8,346,515
                                  ------------------------------------------------------------------------
    Net assets available for
      benefits, December 31, 2000  $ 4,224,361 $ 9,838,499    $ 771,832 $ 1,392,896 $1,263,667  $7,220,304
                                  ========================================================================
                                    T. Rowe      T. Rowe
                                     Price        Price
                                     Equity      Capital
                                     Income    Appreciation  Loans to  Unallocated
                                      Fund        Fund      Participants  Funds       Total
                                    ------------------------------------------------------------

    Additions
      Investment income
       Interest and dividends     $ 1,076,473    $ 336,401   $ 114,403      $    - $ 2,736,243
       Net depreciation
         (appreciation) in fair
         value of investments         (87,325)     381,344           -           -  (2,800,089)
      Contributions
       Participant                    743,324      330,967           -           -   3,587,553
       Employer                             -            -           -           -     598,162

      Transfer from other Company
         sponsored plan                32,465                                           38,538
                                   ------------------------------------------------------------
                                    1,764,937    1,048,712     114,403           -   4,160,407

    Deductions
      Benefit payments             (1,331,334)    (484,736)    (75,416)          -  (4,489,326)

    Interfund transfers              (755,290)    (348,833)     62,705    (118,100)          -
                                   ------------------------------------------------------------

    Net increase (decrease)          (321,687)     215,143     101,692    (118,100)   (328,919)

    Net assets available for
      benefits, December 31, 1999   9,283,719    3,652,511   1,389,767     122,414  39,365,937
                                   ------------------------------------------------------------
   Net assets available for
      benefits, December 31, 2000 $ 8,962,032  $ 3,867,654  $1,491,459     $ 4,314 $39,037,018
                                   ============================================================


See accompanying notes

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

            Statement of Changes in Net Assets Available for Benefits

                       Four months ended December 31, 1999


                                                              Fund Information
                                   -----------------------------------------------------------------------
                                     Amcast      T. Rowe      T. Rowe     T. Rowe    T. Rowe     T. Rowe
                                   Industrial     Price        Price       Price      Price       Price
                                   Corporation    Stable    International   New        New        Equity
                                     Common       Value        Stock     Horizons     Income    Index 500
                                      Stock        Fund        Fund        Fund        Fund        Fund
                                   -----------------------------------------------------------------------

    Additions
      Investment income
       Interest and dividends         $ 71,265   $ 189,465     $ 20,156   $ 45,377    $ 26,800    $ 77,222
       Net depreciation
         (appreciation) in fair
         value of investments          229,414           -       58,594     55,008     (18,453)    783,849
      Contributions
       Participant                      62,834     230,947       37,108     57,969      77,697     329,386
       Employer                        316,429       1,416          338        574       1,226       4,756
                                      --------------------------------------------------------------------
                                       679,942     421,828      116,196    158,928      87,270   1,195,213

    Deductions
      Benefit payments                 (72,167)   (348,602)      (2,891)   (10,931)    (30,331)    (97,916)

    Interfund transfers                179,524    (133,701)      89,923     (7,445)    (34,931)   (156,975)
                                      --------------------------------------------------------------------

    Net increase (decrease)            787,299     (60,475)     203,228    140,552      22,008     940,322

    Net assets available for
      benefits, August 31, 1999      3,797,451   9,862,187      239,586    330,857   1,248,318   7,406,193
                                     ----------------------------------------------------------------------
    Net assets available for
      benefits, December 31, 1999  $ 4,584,750 $ 9,801,712    $ 442,814  $ 471,409  $1,270,326  $8,346,515
                                     ======================================================================

                                    T. Rowe      T. Rowe
                                     Price        Price
                                     Equity      Capital
                                     Income    Appreciation  Loans to   Unallocated
                                      Fund        Fund      Participants  Funds       Total
                                    ----------------------------------------------------------

    Additions
      Investment income
       Interest and dividends       $ 700,740    $ 419,737    $ 36,827      $    - $ 1,587,589
       Net depreciation
         (appreciation) in fair
         value of investments        (964,052)    (449,276)          -           -    (304,916)
      Contributions
       Participant                    290,139      135,255           -           -   1,221,335
       Employer                         3,495          646           -           -     328,880
                                    ----------------------------------------------------------
                                       30,322      106,362      36,827           -   2,832,888

    Deductions
      Benefit payments               (211,562)     (67,257)    (10,618)          -    (852,275)

    Interfund transfers               (85,190)      30,552       2,621     115,622           -
                                    ----------------------------------------------------------

    Net increase (decrease)          (266,430)      69,657      28,830     115,622   1,980,613

    Net assets available for
      benefits, August 31, 1999     9,550,149    3,582,854   1,360,937       6,792  37,385,324
                                    ----------------------------------------------------------
    Net assets available for
      benefits, December 31, 1999 $ 9,283,719  $ 3,652,511  $1,389,767   $ 122,414 $39,365,937
                                    ==========================================================


See accompanying notes

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 2000




1. Description of the Plan

The following description of Amcast Industrial Corporation 401(k) Salary Deferral Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan covering substantially all employees of Amcast Industrial Corporation (the Company and Plan Sponsor) who are compensated on a salary basis or are hourly and are not covered by a collective bargaining agreement. Eligible employees may participate on the first day of the month coincident with or first following six months of employment. It is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

Each year, participants may contribute, in whole percentages, an amount up to 20 percent of annual compensation, as defined by the Plan Document. Additionally, participants may make up to two lump sum contributions to the Plan per year. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company makes matching contributions equal to 25 percent of the first 6 percent of compensation that is deferred by participants to the Plan. These matching contributions are made in common stock of the Company. The Company also makes supplemental matching contributions to the Plan provided that the Company's annual minimum return on net worth is at least 9 percent. The amount of these supplemental matching contributions increases based upon the level of return; however, the amount shall not exceed 35 percent of the participants' salary deferral contributions. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service.

Participant Loans

Participants may borrow from their fund accounts a minimum of $500 up to a maximum of the lesser of $50,000 (less the highest outstanding balance of any loan made to the participant under the Plan during the 12-month period preceding the date of the loan) or 50 percent of his or her vested account balance. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest and principal is paid ratably through at least quarterly payroll deductions.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, in either cash or stock.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2. Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owned by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year.

3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at December 31, 2000 and 1999, are as follows:

                                                           December 31
                                               ---------------------------------
                                                     2000              1999
                                               ---------------------------------

Amcast Industrial Corporation common stock        $4,187,570       $4,558,183
Shares of registered investment companies:
   T. Rowe Price Capital Appreciation Fund         3,856,041        3,641,403
   T. Rowe Price Equity Index 500 Fund             7,187,009        8,317,618
   T. Rowe Price Equity Income Fund                8,933,729        9,257,704
Common/collective trust fund:
   T. Rowe Price Stable Value Fund                 9,814,763        9,778,655

For the year ended December 31, 2000 and four months ended December 31, 1999, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $2,800,089 and $304,916 as follows:
                                                                   Four Months
                                                  Year Ended           Ended
                                                 December 31        December 31
                                                     2000               1999
                                                 --------------    -------------

   Shares of registered investment companies         $(938,901)      $(534,330)
   Amcast Industrial Corporation common stock       (1,861,188)        229,414
                                                 --------------    -------------
                                                   $(2,800,089)      $(304,916)
                                                 ==============    =============

4. Income Tax Status

The Internal Revenue Service ruled on July 21, 1992, that the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "IRC") and, therefore, the underlying trust is not subject to income tax under present tax law. The Plan was subsequently amended. The Pension Administration Committee believes that the Plan, as amended is operating in conformity with the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company which is the Plan Sponsor.

 6. Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

                             Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2000

                                                          Description of                           Fair
Identity of Issue                                           Investment           Cost              Value
-----------------------------------------------------------------------------------------------------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                 52,796 shares          904,415           766,602
 *  T. Rowe Price New Horizons Fund                        57,867 shares        1,582,712         1,382,438
 *  T. Rowe Price New Income Fund                         147,773 shares        1,281,158         1,256,067
 *  T. Rowe Price Capital Appreciation Fund               276,419 shares        3,788,696         3,856,041
 *  T. Rowe Price Equity Index 500 Fund                   202,451 shares        5,838,694         7,187,009
 *  T. Rowe Price Equity Income Fund                      362,129 shares        8,498,607         8,933,729
                                                                              -----------------------------
                                                                               21,894,282        23,381,886

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                      9,814,763 units        9,814,763         9,814,763

Common stock
 *  Amcast Industrial Corporation common stock            421,391 shares        6,220,489         4,187,570

Loans to participants                                    Rates ranging from
Participant loans                                           7% to 11%                   -         1,491,459
                                                                              -----------------------------
                                                                             $ 37,929,534      $ 38,875,678
                                                                              =============================


 *  Indicates party-in-interest to the Plan.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 1999


                                                         Description of                             Fair
Identity of Issue                                          Investment              Cost             Value
-----------------------------------------------------------------------------------------------------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                 23,107 shares          368,055           439,726
 *  T. Rowe Price New Horizons Fund                        16,975 shares          405,827           467,316
 *  T. Rowe Price New Income Fund                         154,864 shares        1,365,353         1,263,693
 *  T. Rowe Price Capital Appreciation Fund               291,079 shares        4,010,281         3,641,403
 *  T. Rowe Price Equity Index 500 Fund                   210,253 shares        5,596,170         8,317,618
 *  T. Rowe Price Equity Income Fund                      373,144 shares        8,587,787         9,257,704
                                                                              -----------------------------
                                                                               20,333,473        23,387,460

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                      9,778,655 units        9,778,655         9,778,655

Common stock
 *  Amcast Industrial Corporation common stock            278,362 shares        4,904,573         4,558,183

Loans to participants                                    Rates ranging from
Participant loans                                           7% to 10%                   -         1,389,767
                                                                              -----------------------------
                                                                              $ 35,016,701     $ 39,114,065
                                                                              =============================

 *  Indicates party-in-interest to the Plan.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                      For the year ended December 31, 2000


                                                                                           Current
                                                                                           Value of
                                  Description                                    Cost      Asset at        Net
                                      of            Purchase        Selling       of       Date of       Gain or
Identity of Party Involved         Investment         Price           Price      Asset     Transaction    (Loss)
-----------------------------------------------------------------------------------------------------------------


                           - - No Reportable Transactions - -



There were no category (i) (ii) (iii) or (iv) transactions during the year.
Note:  Expense incurred with transaction and rental expense are not applicable.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                      For the four months ended December 31, 1999


                                                                                           Current
                                                                                           Value of
                                  Description                                    Cost      Asset at        Net
                                      of            Purchase        Selling       of       Date of       Gain or
Identity of Party Involved         Investment         Price           Price      Asset     Transaction    (Loss)
-----------------------------------------------------------------------------------------------------------------


                           - - No Reportable Transactions - -



There were no category (i) (ii) (iii) or (iv) transactions during the year.
Note:  Expense incurred with transaction and rental expense are not applicable.